UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 19, 2023

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-52831	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

15151 Springdale Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(949) 381-1834
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

(1)

On September 22. 2023, the Company issued a press release titled “Nate's Food Co. Announces Reverse Merger and Change of Control with JP Energy Group to Drive Global Expansion”, which press release is attached hereto as Exhibit 99.1.

(2)

The Company has attached JP Energy’s sugar contract that was disclosed in our 8-K filed on September 21, 2023 as Exhibit 99.2. As part of the overarching agreement discussed in the September 21, 2023 8-K, JP Energy Partners will be transferring the rights and obligations of this contract to JP Energy Group. A crucial condition for finalizing this agreement is the securing of the necessary financing agreements by JP Energy Group. It's important to note that, to date, (1) no shipments have taken place under this contract as JP energy Group is still attempting to secure the necessary financing to execute on the contract and (2) that the Company does not have any information as to when or if JP Energy will be able to secure the needed financial arrangements to execute on the sugar contract in Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

99.1	September 22, 2023, Press Release

99.2	JP Energy Sugar contract

2

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nate’s Food Co.

Dated: September 26, 2023	By:	/s/Nate Steck
	Name:	Nate Steck
	Title:	CEO

3